Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-240964, 333-265875, 333-273017 on Form S-8 of Rocket Companies, Inc. of our reports dated February 27, 2025, relating to the financial statements of Redfin Corporation and the effectiveness of Redfin Corporation’s internal control over financial reporting appearing in this Current Report on Form 8-K, dated July 1, 2025.

/s/ Deloitte & Touche LLP

Seattle, Washington

July 1, 2025